UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025 bluebird bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35966	13-3680878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Grand Union Boulevard

Somerville, Massachusetts 02145

(Address of principal executive offices, including zip code)

(339) 499-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BLUE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

First Merger Agreement Amendment

On May 13, 2025, bluebird bio, Inc., a Delaware corporation (the “Company”), Beacon Parent Holdings, L.P., a Delaware limited partnership (“Parent”), and Beacon Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), entered into an Amendment No. 1 (the “First Merger Agreement Amendment”) to that certain Agreement and Plan of Merger, dated as of February 21, 2025 (as amended, the “Merger Agreement”), by and among the Company, Parent and Merger Sub.

Pursuant to the First Merger Agreement Amendment, among other things, the offer price was amended to permit stockholders of the Company to elect to receive either (x)(i) $3.00 in cash per share of common stock, par value $0.01 per share of the Company (the “Shares”), subject to any applicable withholding taxes without interest thereon (the “Closing Amount”), plus (ii) one contingent value right (each, a “CVR”) per Share, representing the right to receive one contingent payment of $6.84, in cash (the Closing Amount and one CVR, collectively, or any greater amount per Share that may be paid pursuant to the Offer, the “Offer Price”), subject to any applicable withholding taxes and without interest thereon, upon the achievement of the milestone specified in, and on the other terms and subject to the other conditions set forth in the Amended and Restated Offer to Purchase, dated May 14, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”) or (y) $5.00 per Share in cash (the “Revised Offer”), pursuant to Merger Sub’s Offer to Purchase.

The foregoing description of the First Merger Agreement Amendment is not complete and is qualified in its entirety by reference to the First Merger Agreement Amendment, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

Item 8.01. Other Events.

On May 14, 2025, the Company and Parent issued a joint press release announcing the execution of the First Merger Agreement Amendment and the Revised Offer. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of May 13, 2025, to the Agreement and Plan of Merger, dated as of February 21, 2025, by and among bluebird bio, Inc., Beacon Parent Holdings, L.P. and Beacon Merger Sub, Inc.

99.1	Joint Press Release, dated May 14, 2025.

104	Cover Page Interactive Data File (embeded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

bluebird bio, Inc.

Date: May 14, 2025	/s/ Andrew Obenshain
	Name:	Andrew Obenshain
	Title:	President and Chief Executive Officer